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                                   Exhibit 21
                         Subsidiaries of the Registrant

         The following is a list of all subsidiaries of First Equity Properties, Inc., the state or other jurisdiction of organization or incorporation and the names under which such subsidiaries do business (indention means direct parent relationship):


                                                      Jurisdiction of
                                                      Organization or
        Name of Entity                                 Incorporation
----------------------------------------------         --------------

First Equity Properties, Inc.*                            Nevada

   Carmel Realty, Inc.                                    Texas

       Regis Management Corporation (formerly             Nevada
       Williamsburg Management Corporation)





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         *First Equity Properties, Inc. is also the holder of a 81.6% limited partner interest in Carmel Realty Services, Ltd., a Texas limited partnership.